As filed with the Securities and Exchange Commission on May 12, 2025

Registration No. 333-286961

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

PORTAGE BIOTECH INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Clarence Thomas Building, P.O. Box 4649

Road Town, Tortola, British Virgin Islands, VG1110

(302) 219 - 5556
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrea Park, CFO

c/o Portage Development Services Limited

1111B S Governors Ave, Ste 25907

Dove, Delaware, 19904

(302) 219-5556

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy To:

Andrew D. Hudders, Esq.
Golenbock Eiseman Assor Bell & Peskoe LLP
711 Third Avenue
New York, New York 10017
(212) 907-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to general Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an “emerging growth company” in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 12, 2025

PRELIMINARY PROSPECTUS

$40,000,000

PORTAGE BIOTECH INC.

Ordinary Shares

Warrants

Units

This prospectus relates to ordinary shares, warrants and units that we may sell from time to time in one or more offerings up to a total public offering price of $40,000,000 on terms to be determined at the time of sale. This prospectus only provides a general description of the offerings of these types of our securities.

Each time we offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about such offering and the terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for the specific of our securities.

We may offer and sell the securities from time to time at fixed prices, at prevailing market prices or at negotiated prices, pursuant to one or more of the following methods: through agents, to or through underwriters, to or through broker-dealers, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, directly to a limited number of purchasers or to a single purchaser, or through a combination of any of these methods. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See the section entitled “Plan of Distribution” in this prospectus for a more complete description of the ways in which the securities may be offered and sold.

Our ordinary shares are traded on the NASDAQ Stock Market under the symbol “PRTG.” On May ____, 2025, the closing price of an ordinary share on NASDAQ was $___.

Investing in our securities involves certain risks. investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. See the section “Risk Factors” of this prospectus and in any prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2025.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of their respective dates and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

“we,” “us,” “our company,” “the company,” “our” or “Portage” refers to Portage Biotech Inc., a British Virgin Islands company, its predecessor entities and its wholly and partially owned subsidiaries;

all references to “$,” “dollars” or “U.S. dollars” refer to the legal currency of the United States; all references to “£” and “pounds sterling” refer to the legal currency of the United Kingdom; all references to “€” or “euro” refer to the official currency of the European Union and the currency that is used in certain of its member states; and

“shares” or “ordinary shares” refers to the authorized ordinary shares of Portage Biotech Inc., with no par value.

This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell our ordinary shares, warrants to acquire ordinary shares, or units, and units comprising a combination of any of the foregoing from time to time, in one or more offerings, on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file annual and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers (www.sec.gov). Our web site is located at www.portagebiotech.com. The information contained on our web site is not part of this prospectus.

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act until the offering is terminated:

• our Annual Report on Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on August 14, 2024;

• our Reports on Form 6-K filed with the SEC on April 12, 2024, May 1, 2024, August 13, 2024, August 15, 2024, August 27, 2024, September 4, 2024, October 4, 2024, November 26, 2024, December 5, 2024, December 12, 2024, December 13, 2024, December 17, 2024, January 6, 2025, January 30, 2025, February 12, 2025, March 12, 2025, March 13, 2025, March 27, 2025 and April 28, 2025; and

• with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering under this prospectus; and

• The description of our ordinary shares contained in the Registration Statement on Form 8-A, filed with the SEC on February 18, 2021, including any further amendment or report filed hereafter for the purpose of updating such description.

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As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

We will provide, upon written or oral request, without charge to you, including any beneficial owner of our ordinary shares to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies in writing to us at Attention: Chief Financial Officer, c/o Portage Biotech Inc., 1111B S Governors Ave Ste 25907, Dover, Delaware 19904.

You should rely only on the information that we incorporate by reference or provide in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of the document containing the information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein or in the accompanying prospectus (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Risks and uncertainties that could cause actual results to vary from expected results expressed in our forward-looking statements include, but are not limited to:

• our need for financing and our estimates regarding our capital requirements and future revenues and profitability;

• our plans and ability to develop and commercialize product candidates and the timing of these development programs;

• clinical development of our product candidates, including the timing for availability and release of results of current and future clinical trials;

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• our expectations regarding regulatory communications, submissions or approvals;

• the potential functionality, capabilities, benefits and risks of our product candidates as compared to others;

• our maintenance and establishment of intellectual property rights in our product candidates;

• our estimates of the size of the potential markets for our product candidates; and

• our selection and licensing of product candidates.

The risks and uncertainties set forth above are not exhaustive and additional factors, including those identified in this prospectus under the heading “Risk Factors,” and factors described elsewhere in this prospectus and in other filings we periodically make with the SEC, including the other risks and uncertainties identified in Item 3.D. Risk Factors in our Annual Report on Form 20-F for the year ended March 31, 2024, could adversely affect our business and financial performance. Therefore, you should not rely unduly on any of these forward-looking statements. Forward-looking statements contained in this prospectus speak as of the date hereof and we do not undertake any obligation to update or revise any of these forward-looking statements, whether as a result of new information, future events and developments or otherwise, except as required by law.

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PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and risk factors specific to that offering.

We may add or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors,” which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider risk factors described in our Annual Report on Form 20-F for our fiscal year ended March 31, 2024 and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus, and any accompanying prospectus supplement and all other information contained in this prospectus and in any supplementary prospectus relating to the offering of any of our securities before purchasing any of our securities. Some statements in this prospectus, constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

Changes to United States tariff and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

The United States has recently enacted and proposed to enact significant new tariffs. Additionally, President Trump has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict our access to suppliers or customers and have a material adverse effect on our business, financial condition and results of operations.

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Government Action on tariffs and research grants and other funding may impede our ability to conduct our research, conduct clinical trials and to raise capital.

Early 2025 federal government actions to impose tariffs and limit research grants and other funding, including funding universities and research enterprises, may cause disruption to our business. These actions include the imposition of tariffs and ending or restructuring government research funding generally or in conjunction with higher learning institutional funding. These government actions have been only recently implemented, therefore the full impact has yet to be realized by the Company. Nonetheless, (i) tariffs are likely to increase the cost of doing business and to make it more difficult to obtain items where imported equipment is required by our own activities and the activities of our collaborative and clinical research partners, and (ii) ending or reducing research funding is likely to make it more difficult to find collaborative research partners and to perform clinical studies to work with us on our research and clinical studies as government funding is an indirect support for our research and product development activities. We also believe that as research funding to our collaborative research partners is reduced or withdrawn, it will make raising capital for the Company more difficult, as investors will want to know if the Company will be able to use the proceeds with fully funded entities.

THE BUSINESS

Overview

We are a clinical stage immune-oncology company seeking to advance treatments we believe will be first-in-class therapies that target known checkpoint resistance pathways to improve long-term treatment response and quality of life in patients with invasive cancers.

We attempt to source and develop early-to mid-stage treatments that we believe will be first-in-class therapies for a variety of cancers, by funding, implementing viable, cost-effective product development strategies, clinical counsel/trial design, shared services, financial and project management to enable efficient, turnkey execution of commercially informed development plans. Our drug development focuses on product candidates or technologies based on biology addressing known resistance pathways/mechanisms of current checkpoint inhibitors with established scientific rationales.

In January 2024, due to funding deficiencies and uncertainty in obtaining new funding, the company decided to discontinue its sponsored trial for its the invariant natural killer T-cell (iNKT) program; in April 2024 it paused further patient accrual to its sponsored adenosine trial program (ADPORT-601 trial) for its potentially best-in-class adenosine antagonists PORT-6 (A2A inhibitor) and PORT-7 (A2B inhibitor). In December 2024, Mr. Alexander Pickett was appointed as Chief Executive Officer.

In December 2024, the Company announced a letter of intent by which it would option its induced Natural Killer T-cell (iNKT) agonist program to Immunova, LLC, a Connecticut-based biotechnology company. That letter of intent contemplated a definitive agreement that is currently being negotiated.

In January 2025, the company announced that it would seek to finance its adenosine receptor antagonist program through private investment into the subsidiary containing those assets, to be renamed Cyncado Therapeutics (“Cyncado”). Mr. Peter Molloy was appointed Chief Executive Officer of Cyncado to lead efforts to secure external financing directly into Cyncado and to advance the clinical development of its portfolio of A2A and A2B receptor antagonists. These therapeutics are distinguished by their potency, selectivity, and optimized binding characteristics, designed to enable robust and sustained inhibition of immune suppression signals in the tumor microenvironment. Developed for dual administration to maximize synergy and achieve a more comprehensive blockade of immune evasion pathways, these therapeutics aim to enhance the immune system's ability to mount a robust anti-tumor response. This approach has the potential to transform immuno-oncology and deliver innovative, well tolerated treatment options for patients. Cyncado is focused on advancing its clinical programs to achieve proof-of-concept data for its therapeutics, further establishing their potential as transformative treatments in oncology.

In March 2025, the company announced the resumption of patient enrollment in the fourth and final cohort of the dose escalation stage for PORT-6, a highly selective A2A antagonist, within its ADPORT-601 Phase 1b clinical trial. Portage had previously paused this trial due to funding concerns; this resumption of the trial underscores the encouraging findings observed in earlier cohorts. After the completion of the PORT-6 arm of the ADPORT-601 study, Portage will evaluate the continuation of the study into its PORT-7 (potent and selective A2B antagonist) and combination arms, on a segment-by-segment basis.

Advancing to this final dose escalation reaffirms Portage’s confidence in the safety and therapeutic potential of PORT-6, bringing the company closer to identifying an optimal dose range for further clinical development.

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In March 2025, the company separately announced the presentation of new preclinical data for PORT-7 (TT-4), a selective Adenosine A2B receptor inhibitor, generated by Dr. Luciano Mutti, Gruppo Italiano Mesotelioma e Oncologia Ambientale, at the 2025 European Lung Cancer Congress (ELCC), held in Paris, France March 26-29. The new data demonstrate both single agent activity for PORT-7, and a >90% inhibition of tumor growth when PORT-7 was combined with an anti-PD1 antibody in a murine model of mesothelioma. Mesothelioma is an aggressive cancer with limited treatment options in need of novel approaches to overcome immune resistance. To our knowledge, this is the first report of antitumor activity against mesothelioma using a selective A2B receptor inhibitor. Portage is making preparations to commence a first-in-human clinical trial with PORT-7.

At this time, the company has limited capital to fund the business of Cyncado. The company and management of Cyncado are exploring different funding alternatives, however, there is no assurance that there will be sufficient capital available, or available on satisfactory terms, to enable the business of Cyncado to progress.

The company also is exploring strategic alternatives, which may include finding a partner for one or more of its assets, a sale of the company, sale of identified assets, a merger, various corporate restructurings both in and out of court, a company wind down, further financing efforts or other strategic actions.

Corporate Information

We were originally incorporated in Ontario, Canada, on April 9, 1973. The company was inactive until 1985. Then between 1986 and 2012, the company was engaged in variety of businesses. During the period 1986 to 2012, the company went through several name changes ending with Bontan Corporation Inc. (Bontan).

In December 2012, the company decided to change the focus of its business activities, and in 2013, the company began its business focus within the biotechnology sector. On June 4, 2013, the company acquired Portage Pharma Ltd., a biotech private limited company formed under the laws of the British Virgin Islands, by an exchange of shares.

On July 5, 2013, the company changed its name to Portage Biotech Inc. and moved its jurisdiction from Ontario, Canada, to the British Virgin Islands (BVI) under a certificate of continuance issued by the Registrar of Corporate Affairs of the BVI.

The company now is a BVI business company limited by shares with its registered office located at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, BVI. Its United States agent is Andrea Park, the Chief Financial Officer of the company, whose business address is 1111B S Governors Ave Ste 25907, Dover, Delaware 19904.

We currently are a foreign private issuer under the SEC rules. On February 25, 2021, our ordinary shares began trading on the Nasdaq Capital Market under the symbol “PRTG”. As the principal market for our ordinary shares is Nasdaq, we voluntarily delisted our ordinary shares from the Canadian Securities Exchange on April 23, 2021, where our ordinary shares had been trading.

During 2018 we acquired a majority interest in SalvaRx Group plc. In January 2019, we completed the acquisition of SalvaRx Group plc, which resulted in it becoming a wholly owned subsidiary. SalvaRx Group plc had full or partial ownership of four immune-oncology companies including iOx Therapeutics (“iOx”) that were developing nine product candidates. Since then, development of each of these candidates has been suspended.

On July 18, 2022, SalvaRx, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with each of the minority shareholders of iOx (the “Sellers”) resulting in the acquisition of the outstanding non-controlling ownership interest (approximately 22%) of iOx, which had been developing our iNKT engager platform until we decided to pause further development earlier this year.

On July 1, 2022, we acquired Tarus Therapeutics, Inc., a Delaware corporation advancing adenosine receptor antagonists for the treatment of solid tumors. On March 1, 2023, we, through Tarus, entered into a clinical service agreement with a third-party service provider. The term of the agreement is through February 20, 2026 or the completion of provision of services and the payment of contractual obligations or until the agreement is terminated for any reason and without cause on giving ninety (90) days' prior written notice of termination.

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Reverse Stock Split

Our Board of Directors (the “Board”) approved a reverse stock split of our ordinary shares at a ratio of 1-for-20. Beginning with the opening of trading on August 15, 2024, our ordinary shares began trading on Nasdaq on a split-adjusted basis under the existing trading symbol “PRTG”.

The reverse stock split was implemented to increase the per share trading price of our ordinary shares for the purpose of ensuring a share price high enough to comply with the minimum $1.00 bid price requirement for continued listing on Nasdaq. The Company received notice from Nasdaq on August 30, 2024 informing the Company that it had regained compliance with the minimum $1.00 bid price requirement for continued listing on Nasdaq.

As a result of the reverse stock split, every twenty (20) pre-split ordinary shares were converted into one (1) post-split ordinary share. Any fractional shares resulting from the reverse stock split were rounded up to the nearest whole post-split ordinary share. The reverse stock split affected all shareholders uniformly and did not alter any shareholder's percentage interest in our ordinary shares, except for adjustments that may result from the treatment of fractional shares. All outstanding options and warrants entitling the holders to purchase our ordinary shares were adjusted as a result of the reverse stock split, in accordance with the terms of each such security. In addition, the number of ordinary shares reserved for future issuance pursuant to our equity incentive plan, as amended, was also appropriately adjusted. The number of authorized ordinary shares was not proportionately reduced because we have an unlimited number of authorized ordinary shares available for issuance, as permitted under the laws of the BVI.

The share and loss per share information in the income statements below have been retroactively adjusted to reflect the impact of the reverse stock split as if the stock split occurred at the beginning of the periods presented. The shares of ordinary shares authorized remained at an unlimited number of ordinary shares without par value.

The following table reflects the loss and share data used in the basic and diluted EPS calculations (U.S. Dollars in thousands, except per share amounts), as adjusted for the 1-for-20 reverse stock split:

	Years Ended March 31,
Numerator (in 000’$)	2024	2023

Net loss attributable to owners of the Company	$(75,339)	$(104,611)

Denominator (in 000’)

Weighted average number of shares – Basic and Diluted	968	806

Basic and diluted loss per share	$(77.83)	$(129.79)

Other Matters

The former CEO of the Company, Ian Walters, instituted a mediation pursuant to his prior services agreement with the Company alleging that the Company did not pay him severance payments that he alleges he was contractually entitled to. The Company denies any wrongdoing and maintains that his prior services agreement did not provide for severance in the event the agreement expired at the end of the term. The parties unsuccessfully mediated the dispute on May 8, 2025 and the Company expects a litigation to be filed against the Company in the coming weeks; in the event a motion is filed, the Company intends to defend itself vigorously against all charges.

Nasdaq Deficiency

On December 10, 2024, the company received written notice (the “Notice”) from The Nasdaq Stock Market, LLC (“Nasdaq”) indicating that it was not in compliance with the minimum shareholders’ equity requirement for continued listing on The Nasdaq Capital Market (the “Capital Market”) as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Shareholders’ Equity Requirement”), because the shareholders’ equity of $695,000 as of September 30, 2024, as reported in the company’s Report on Form 6-K was below the required minimum of $2.5 million, and because as of the date of the Notice, the company did not meet either of the alternative continued listing standards for the Capital Market, relating to market value of listed securities of at least $35 million or net income from continuing operations of at least $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

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As indicated in the Notice, the Company had a period of 45 calendar days from the date of the Notice, or until January 24, 2025, to submit to Nasdaq a plan to regain compliance with the Shareholders’ Equity Requirement or achieve compliance with an alternative continued listing standard for the Capital Market (the “Compliance Plan”).

On January 29, 2025, the company completed the sale of 524,390 ordinary shares for aggregate proceeds of US$2,150,000, at a per share price of US$4.10 with two directors of the Company, Messrs. Gregory Bailey and James Mellon. The shares were sold in a private placement transaction pursuant to Regulation S, and were issued as restricted stock. The Company obtained a further extension period until June 9, 2025 to satisfy the Shareholders’ Equity Requirement. If the company does not make progress consistent with its plan to raise additional capital and satisfy the listing standards by that date, Nasdaq will initiate delisting proceedings as appropriate. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended. As such, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
●	we and our officers, directors and significant shareholders owning 10% or more of our equity are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered hereby will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations, redemption of outstanding equity securities and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and product candidates or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary businesses or partnerships. We may also use the proceeds to fund strategic alternatives that we may pursue, such as a sale of the company, sale of assets, a merger, various corporate restructurings both in and out of court, a company wind down, further financing efforts or other strategic actions. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions, dispositions or restructurings as of the date of this prospectus. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DESCRIPTION OF THE ORDINARY SHARES WE MAY OFFER

The following description of our ordinary shares is only a summary. This description and the description contained in any prospectus supplement is subject to, and qualified in its entirety by reference to, our memorandum and articles of association, the memorandum and articles, each as amended from time to time, which has previously been filed with the SEC and in the Territory of the British Virgin Islands, pursuant to the BVI Business Companies Act (Revised Edition 2020), as amended (referred to as the “BVI Act”).

Share Capital

Pursuant to our Memorandum and Articles of Association, we are authorized to issue an unlimited number of ordinary shares of no-par value.

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Meetings of shareholders

If our shareholders want us to hold a meeting of shareholders of the company, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 10% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, this 10% threshold may only be increased to a maximum of 30% and any such increase would require an amendment to the Memorandum and Articles of Association.

Subject to our Memorandum and Articles of Association, a meeting of shareholders of the company will be called by not less than ten days' written notice and no more than 60 days’ notice. Notice of every meeting of shareholders may be delivered electronically and will be given to all of our shareholders. However, the inadvertent failure of the convener or conveners of a meeting of shareholders to give notice of the meeting to a shareholder, or the fact that a shareholder has not received the notice, does not invalidate the meeting.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy two or more shareholders entitled to vote at the meeting.

The directors may decide to hold a meeting of shareholders as a physical meeting or a virtual meeting or a hybrid meeting as set out in more detail in the Memorandum and Articles of Association

Voting rights

Holders of our ordinary shares have identical rights, including dividend and liquidation rights, except as otherwise expressly provided in our Amended Memorandum and Articles of Association or required by applicable law. On any matter that is submitted to a vote of our shareholders, holders of our ordinary shares are entitled to one vote per ordinary share.

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, TSX Trust Company, which enters the names of our shareholders in our register of members. If (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.

Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder of record who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. In the case of a tie vote at a meeting of shareholders, the chairman shall be entitled to a second or casting vote.

No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting. Shareholders of record may also pass written resolutions without a meeting by a majority vote.

Protection of minority shareholders

Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. The principal protection under statutory law is that shareholders may bring an action to enforce the BVI Act or the constituent documents of the corporation, our Memorandum and Articles of Association. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and the Memorandum and Articles of Association. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders

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There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company's affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to British Virgin Islands law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of the BVI Act or the provisions of the company's Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the U.S.

Pre-emption rights

British Virgin Islands law does not make a distinction between public and private companies and some of the protections and safeguards (such as statutory pre-emption rights) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands law, save to the extent they are expressly provided for in the Memorandum and Articles of Association. There are no pre-emption rights applicable to the issuance of new shares by us under either British Virgin Islands law generally or our Memorandum and Articles of Association more specifically.

Modification of rights

As permitted by British Virgin Islands law, and our Memorandum and Articles of Association, we may vary the rights attached to our ordinary shares.

Transfer of shares

Subject to any applicable restrictions set forth in our Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in any other form which our directors may approve. Shares may be held electronically and transferred electronically.

The registration of transfers may be suspended at such times and for such periods as the directors may from time to time determine. If the directors were to refuse (or suspend) a transfer, then the directors should provide the transferor and transferee with a notice providing their reasons for the suspension. The directors may refuse or delay the registration of a transfer of shares if the transferor has failed to pay amount due in respect of those shares.

Changes in authorized ordinary shares

By resolution of our directors we may (i) consolidate and divide all or any of our unissued authorized shares into shares of larger amount than our existing shares; (ii) sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the BVI Act; or (iii) create new classes of shares with preferences to be determined by the board of directors at the time of authorization.

Dividends

Subject to the BVI Act and our Memorandum and Articles of Association, our directors may, by resolution, authorize a distribution to shareholders at such time and of such an amount as they think fit, if they are satisfied, on reasonable grounds, that, immediately after the distribution, we will satisfy the 'solvency test'. A company will satisfy the solvency test if (i) the value of the company's assets exceeds its liabilities; and (ii) the company is able to pay its debts as they fall due. Where a distribution is made to a shareholder at a time when the company did not, immediately after the distribution, satisfy the solvency test, it may be recovered by the company from the shareholder unless (i) the shareholder received the distribution in good faith and without knowledge of the company's failure to satisfy the solvency test; (ii) the shareholder has altered his position in reliance on the validity of the distribution; and (iii) it would be unfair to require repayment in full or at all.

Share repurchases

As permitted by the BVI Act and our Memorandum and Articles of Association, shares may be repurchased, redeemed or otherwise acquired by us provided that, immediately following the repurchase or redemption, we are satisfied we will pass the aforementioned solvency test.

We will require member consent before any share can be purchased, redeemed or otherwise acquired by us, save where such redemption is pursuant to certain statutory provisions, such as pursuant to section 179 of the BVI Act (redemption of minority shares) which allows for the holders of 90% or more of the votes to instruct the company to redeem the shares of the company held by the remaining shareholders.

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Liquidation rights

As permitted by British Virgin Islands law and our Memorandum and Articles of Association, a voluntary liquidator may be appointed under Part XII of the BVI Act if we satisfy the solvency test (as aforementioned save that it is satisfied if assets equal or exceed liabilities).

Board of directors

We are managed by a board of directors, which consisted of six directors at March 31, 2025. Our Memorandum and Articles of Association provide that the board of directors may be established by the board of directors up to a maximum of 15 members.

Our shareholders may, pursuant to our Memorandum and Articles of Association, by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution of shareholders at any time remove any director before the expiration of his or her period of office with or without cause, and may, pursuant to our Memorandum and Articles of Association, elect another person in his or her stead. Subject to our Memorandum and Articles of Association, the directors will have power at any time and from time to time to appoint any person to be a director, either as an addition to the existing directors or to fill a vacancy as long as the total number of directors (exclusive of alternate directors) does not at any time exceed the maximum number fixed by or in accordance with our Memorandum and Articles of Association (if any) and one third times the number of directors to have been elected at the last annual meeting of shareholders. Our Memorandum and Articles of Association do not permit directors to appoint alternate directors.

There are no share ownership qualifications for directors, unless otherwise decided by a resolution of shareholders. Meetings of our board of directors may be convened at any time deemed necessary by any of our directors.

Unless the quorum has been otherwise fixed by the board, a meeting of our board of directors will be competent to make lawful and binding decisions if a majority of the directors are present or represented. Unless there are only two directors, in which case, the quorum shall be two. At any meeting of our directors, each director present is entitled to one vote.

Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors' present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall not have a second or deciding vote. Our board of directors may also pass written resolutions without a meeting by a majority vote.

The remuneration to be paid to the directors shall be such remuneration as the directors or shareholders shall determine through a resolution.

Issuance of additional ordinary shares

Our Memorandum and Articles of Association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles of Association authorize our board of directors from time to time to issue ordinary shares to the extent permitted by the BVI Act.

Changes in authorized shares

We are authorized to issue unlimited number of ordinary shares without par value, which will be subject to the same provisions with reference to the payment of calls, liens, transfers, transmissions, forfeitures and otherwise as the shares in issue. By resolution of directors we may:

●	consolidate and divide all or any of our unissued authorized shares into shares of a larger amount than our existing shares;

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●	sub-divide our existing ordinary shares, or any of them into shares of smaller amount than is fixed by our memorandum of association, subject nevertheless to the provisions of the BVI Act; and by resolution of shareholders we may

●	create new classes of shares with preferences to be determined by the board of directors at the time of authorization.

Inspection of books and records

Under British Virgin Islands law holders of our ordinary shares will be entitled, on giving written notice to us, to inspect and make copies or take extracts of our: (a) Memorandum and Articles of Association; (b) register of shareholders; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.

Subject to our Memorandum and Articles of Association, our board of directors may, if they are satisfied that it would be contrary to our interest to allow a shareholder to inspect any document, or part of a document as referenced above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.

Conflicts of interest

Pursuant to the BVI Act and the company's Memorandum and Articles of Association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	vote on a matter relating to the transaction;

●	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

●	sign a document on behalf of the company or do any other thing in his capacity as a director, that relates to the transaction.

Anti-money laundering laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscribe for our ordinary shares. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (Revised Edition 2020) as amended. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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Duties of directors

British Virgin Islands law provides that every director of the company in exercising his powers or performing his duties shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands law or the memorandum and articles of association of the company.

Anti-takeover provisions

The BVI Act does not prevent companies from adopting a wide range of defensive measures, such as staggered boards, blank check preferred shares, removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings and submit shareholder proposals.

Voting rights and quorum requirements

Under British Virgin Islands law, the voting rights of shareholders are regulated by the company's Memorandum and Articles of Association and, in certain circumstances, the BVI Act. The articles of association will govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless the articles of association otherwise provide, the requisite majority is usually a simple majority of votes cast. Under the Memorandum and Articles of Association, a resolution of shareholders requires a majority vote of those persons voting at a meeting or in the case of a written resolution of shareholders, the vote of a majority of the shareholders.

Mergers and similar arrangements

Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution approved, at a duly convened and constituted meeting of the shareholders of the Company, by the affirmative vote of a majority of those persons voting at a meeting or in the case of a written resolution of shareholders, the vote of a majority of the shareholders.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan or merger or consolidation contains any provision which, if proposed as an amendment to the memorandum of amended association and articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Shareholder suits

We are not aware of any reported class action or derivative action having been brought against the company in a British Virgin Islands court.

Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in, conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.

In addition, under the BVI Act, the BVI Court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the Court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters and whether an alternative remedy to the derivative claim is available.

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A shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. The BVI Act also includes provisions for actions based on oppression, and for representative actions where the interests of the claimant are substantially the same as those of other shareholders.

Corporate governance

British Virgin Islands laws do not restrict transactions between a company and its directors, requiring only that directors exercise a duty to act honestly, in good faith and in what the directors believe to be in the best interests to the companies for which they serve.

Indemnification

British Virgin Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide for the indemnification of our directors (past and present) against all losses or liabilities incurred or sustained by a director as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us under the foregoing provisions, we have been advised that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Staggered board of directors

The BVI Act does not contain statutory provisions that require staggered board arrangements for a British Virgin Islands company and our Memorandum and Articles of Association do not provide for a staggered board.

Differences in Corporate Law

The BVI Act differs from laws generally applicable to United States corporations and their shareholders. Set forth below is a brief summary of significant differences between the provisions of the BVI Act applicable to us and the laws applicable to companies incorporated in the United States. The discussion of the variations does not cover any requirements of a stock exchange, trading medium or any applicable securities laws.

Protection for Minority Shareholders.

Under the laws of most U.S. jurisdictions, majority and controlling shareholders of a company generally have certain "fiduciary" responsibilities to the minority shareholders. Corporate actions taken by majority and controlling shareholders which are unreasonable and materially detrimental to the interest of minority shareholders may be declared null and void. See above for a discussion of the BVI Act provision relating to the protection of minority shareholders. The availability and interpretation of minority shareholder rights under British Virgin Islands law may differ from the position in the United States, even in relation to laws which may appear to be analogous. Similarly, the exercise and enforcement of such rights may involve seeking remedies under foreign law before a court or tribunal outside the United States, where the procedure and outcome may differ from what might apply or eventuate in a court in the United States.

The BVI Act also provides that shareholders of the company owning 90% of the votes entitled to be voted may cause the company to redeem the shares held by the remaining shareholders.

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Powers of Directors.

The powers of directors under most US jurisdictions is similar to that of the BVI Act. Generally, the sale of the significant asset or combination of assets of a company requires the approval of the shareholders of a United States company. The directors of a British Virgin Islands company, subject in certain cases to the approval of the court (which will generally require shareholder approval), may implement the sale, transfer, exchange or disposition of any asset, property, part of the business, or securities of the company, if the board determines such transaction to be in the best interests of the company, its creditors, or its shareholders, with the exception that shareholder approval may be required for any sale, transfer, lease exchange or other disposition of more than 50% in value of the assets of the company other than in the usual or regular course of business of the company. The BVI Act, however, provides that the memorandum and articles of a company may exclude application of the above shareholder approval requirement for the disposition of 50% or more of the assets as set forth in Section 175 of the BVI Act. Our Memorandum and Articles of Association incorporates the exclusion; therefore our directors may act to sell or otherwise dispose of any or all the assets of the company without restriction and without complying with section 175 of the BVI Act.

Although our Memorandum and Articles of Association exclude the possibility of alternate directors, under the BVI Act, subject to the Memorandum and Articles of Association any director of the company may in writing appoint another person, who need not be a director, to be his alternate, provided such person has consented in writing to be an alternate director. An alternate director has the same rights as the appointing director in relation to any director's meeting and any written resolution circulated for written consent. Every such alternate director shall therefore be entitled to attend meetings in the absence of the director who appointed him and to vote in the place of the director and sign written consents. Where the alternate is a director he shall be entitled to have a separate vote on behalf of the director he is representing in addition to his own vote. A director may at any time in writing revoke the appointment of an alternate appointed by him. An alternate director may not be an officer of the company. The remuneration of an alternate director shall be payable out of the remuneration of the director appointing him and the proportion thereof shall be agreed between them. United States corporate laws does not provide for alternate directors.

Conflict of Interests.

Similar to the laws of most United States jurisdictions, under the BVI Act when a director becomes aware of the fact that he has an interest in a transaction which the company is to enter into, he must disclose it to the board. With sufficient disclosure of the interest in relation to that transaction, the director who is interested in a transaction entered into or to be entered into by us may (i) vote on a matter relating to the transaction; (ii) attend a meeting of directors at which a matter relating to the transaction arises and be included in the quorum; and (iii) sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction. If there is required disclosure by a director, which is not made, then the transaction is voidable by the company, unless the transaction is one that is an ordinary course transaction of the company.

Written Consent and Cumulative Voting.

Similar to the laws of most U.S. jurisdictions, under the British Virgin Islands law, shareholders are permitted to approve matters by way of written resolution in place of a formal meeting.

Under corporate law in United States jurisdictions, the certificate of incorporation may provide for cumulative voting in an election of directors. The BVI Act does not make a specific reference to cumulative voting, and our current Memorandum and Articles of Association have no provisions authorizing cumulative voting.

Independent Directors.

Similar to corporate law in Untied States jurisdictions, there is no requirement for a majority, or for that matter any, of the directors of the company to be independent under British Virgin Islands law. The regulations of a securities exchange on which securities of a company are listed often require independent directors.

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Forfeiture of Shares.

Although we intend to only sell our shares upon receipt of the full purchase price, if shares are not fully paid, then under our Memorandum and Articles of Association and the BVI Act any shares that are not fully paid are subject to forfeiture. The company has the right to demand full payment at any time, upon notice served on the shareholder stating the time and amount due, and advising the shareholder that if the payment is not made then the shares will be forfeited and cancelled. Any funds paid in respect of shares which are subsequently forfeited is non-refundable. Under United States corporate law, shares are usually required to be paid in full at the time of issuance.

Redemption and Treasury Shares.

Similar to the law of United States jurisdictions, a BVI company may purchase, redeem or otherwise acquire and hold its own shares in treasury or cancel them in such manner and upon such other terms as the directors may agree with the relevant shareholder(s). Also, similar to the law of Untied States jurisdictions, we may redeem our shares only with the consent of the shareholders whose shares are to be redeemed. The consent from the shareholders is not needed under the circumstances of the compulsory redemption, at the request of the shareholders holding 90% of the votes of the outstanding shares entitled to vote, of the remaining issued shares. Under the law of United States jurisdictions, shareholders with less than 10% (and in some cases 5%) of the outstanding shares may be forced to sell their shares to the company, upon a decision only of the board of directors.

Takeover Provisions.

The BVI Act does not provide anti-takeover measures, similar to some jurisdictions in the United States. Generally, our Memorandum and Articles of Association do not introduce anti-takeover measures. For example, we have shareholder action permitted by written consent, directors may be removed with or without cause, and we do not have staggered board appointments. While we do not have any other class of equity authorized, which could have anti-takeover effect, we do have unlimited ordinary shares and could use them for an anti-takeover plan or action, such as a poison pill plan, which would have to be in place before a takeover offer is in contemplation, as, if not, the directors might be seen as exercising their powers for an improper purpose in trying to introduce such a measure.

Notwithstanding the foregoing, the company could consider and adopt anti-takeover measures. Some of these require an amendment to our Memorandum and Articles of Association, which would have to be approved by way of director and/or shareholder resolutions.

Shareholder's Access to Corporate Records.

Similar to the corporate laws in the United States, a shareholder is entitled, on giving written notice to the company, to inspect the company's (i) memorandum and articles of association; (ii) register of members; (iii) register of directors; and (iv) minutes of meetings and resolutions of members and of those classes of members of which he is a member. A shareholder is also entitled to copies of the records. Notwithstanding the foregoing, the directors may limit access to company records it is contrary to the company interests. However, where a shareholder is denied access to the company records, the shareholder may apply to the courts for an order to permit access and copying. In some jurisdictions in the United States, there has been limitations imposed on the scope of access to corporate records, and generally access is only for a legitimate purpose related to the position of being a shareholder.

Indemnification.

Similar to the corporate law in the United States, British Virgin Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Memorandum and Articles of Association provide for the indemnification of our directors (past and present) against all losses or liabilities incurred or sustained by a director as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

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We may purchase and maintain insurance in relation to any person who is or was a director, or who at the request of the company is or was serving as a director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability.

Mergers and Similar Arrangements.

The BVI Act provides for the merger and other combination arrangements for companies. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

While a director may vote on a merger or consolidation even if he has a financial interest in the plan of merger of consolidation, in order for the resolution to be valid and the transaction not voidable, the interest must have been disclosed to the board forthwith upon him becoming aware of such interest. The transaction will not be voidable if the shareholders approve it.

Shareholders not otherwise entitled to vote on a merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive cash, debt obligations or other securities of the surviving or consolidated company, or other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) and a consolidation. A shareholder properly exercising his dissenter rights is entitled to payment of the fair value of their shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must within 20 days give notice of this fact to each shareholder who gave written objection, and to each shareholder who did not receive notice of the meeting. Such shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any rights of a shareholder except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding the dissent.

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Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price that the company determines to represent fair value. The company and the shareholder then have 30 days to agree upon the price. If the company and the shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day before the shareholders approved the transaction without taking into account any change in value as a result of the transaction.

Shareholders' Suits.

Similar to the corporate laws in the United States, the BVI Act permits derivative actions against its directors. However, the circumstances under which such actions may be brought, and the procedures and defenses available under British Virgin Islands law may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company incorporated and/or existing in the United States.

The British Virgin Islands does not have provision for "class actions." It does however provide for "representative action", whereby a representative may be appointed to represent parties with the same interest. In such cases those parties will typically be bound by any decision in the proceedings. The BVI Act specifically provides for the process by which a claim may be brought "derivatively" on behalf of a company by one of its shareholders. Importantly, proceedings may not be brought by a shareholder without leave of the court. The courts of the British Virgin Islands may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company, or intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave, the High Court of the British Virgin Islands must take into account (i) whether the shareholder is acting in good faith. (ii) whether the derivative action is in the interests of the company taking account of the views of the company's directors on commercial matters. (iii) whether the proceedings are likely to succeed. (iv) the costs of the proceedings in relation to the relief likely to be obtained. and (v) whether an alternative remedy to the derivative claim is available.

Leave to bring or intervene in proceedings may be granted only if the High Court of the British Virgin Islands is satisfied that (i) the company does not intend to bring, diligently continue or defend, or discontinue the proceedings, as the case may be or (ii) it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

Any member of a company may apply to the British Virgin Islands Court under the Insolvency Act (Revised Edition 2020) as amended for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

Anti-Takeover Effect of Authorized but Unissued Ordinary Shares

The BVI Act does not require shareholder approval for any issuance of our ordinary shares. The ordinary shares that may be issued under our Memorandum and Articles of Association may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved ordinary shares may be to enable our board of directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board of directors, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive shareholders of opportunities to sell their ordinary shares at prices higher than prevailing market prices.

The BVI Act does not make a specific reference to cumulative voting, and our current Memorandum and Articles of Association have no provisions authorizing cumulative voting.

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DESCRIPTION OF WARRANTS WE MAY OFFER

The following description of warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement.

We may issue warrants for the purchase of ordinary shares or units. Warrants may be issued independently or together with ordinary shares or units and may be attached to or separate from any other offered securities. Any issuance of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement, which we will file as an exhibit to our registration statement at or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;
•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;
•	the price at which the securities purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Each warrant will entitle its holder to purchase the number of ordinary shares or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase ordinary shares or units, holders of the warrants will not have any of the rights as holders of the ordinary shares or units purchasable upon exercise.

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DESCRIPTION OF UNITS WE MAY OFFER

We may issue units consisting of a combination of two or more of any offered securities, at a single price or at a separate price for each security included in the unit. The securities offered may be issued separately or may be evidenced by a separate unit certificate, which may or may not trade separately. The terms and conditions governing the issuance of any units, including the form and content of any certificate evidencing the units, will be described in detail in the prospectus supplement to be filed in connection with the offering of such units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

● the terms of the offering;

● the names of any underwriters or agents;

● the name or names of any managing underwriter or underwriters;

● the purchase price of the securities;

● the net proceeds from the sale of the securities;

● any delayed delivery arrangements;

● any underwriting discounts, commissions and other items constituting underwriters’ compensation;

● any initial public offering price;

● any discounts or concessions allowed or reallowed or paid to dealers; and

● any commissions paid to agents.

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Sale Through Underwriters or Dealers

If underwriters are used in the sale of our securities, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters, dealers or agents would be involved. The securities may also be sold through agents, legally permitted to act as securities agents, designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriter, Dealer or Agent Discounts and Commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities, provided they are legally permitted to receive compensation for transactions in securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The maximum commission or discount to be received by any underwriter, dealer or agent will not be greater than eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus. In order to pay any commissions or discounts or other fees, the underwriter, dealer or agent will be required to be registered with appropriate agencies and legally permitted to receive a commission, discount or fee in connection with the sale of securities in all relevant jurisdictions.

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Indemnification

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange or in another trading medium. Any underwriters or other agents that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter or dealer may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters and dealers to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters or dealers may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters, dealers or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters, dealers or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters, dealers or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

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Exchange Requirements

If the class of securities, or derivative securities based on those securities, that is being sold are listed on an exchange, the company may be required to make an application to the exchange for listing of additional securities, and the issuance may be subject to limitations set forth in the listing rules.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The material United States Federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities. Information about certain tax issues related to owning our securities is set forth in our Annual Report on Form 20-F for the fiscal year ended March 31, 2020 and incorporated by reference herein, which will be amended by subsequently filed Annual Reports on Form 20-F and any prospectus supplement that discusses such matters.

BRITISH VIRGIN ISLANDS TAXATION

The following is a discussion on certain British Virgin Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under British Virgin Islands law.

Under Existing British Virgin Islands Laws

The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon our Company or our security holders who are not tax resident in the British Virgin Islands.

Our company and all distributions, interest and other amounts paid by our company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the shares in our company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares or other securities of our company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares or other securities of our company and all instruments relating to other transactions relating to the business of our company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to our company or our security holders.

BVI DATA PROTECTION

The Data Protection Act, 2021 (the “BVI DPA”) establishes a framework of rights and duties designed to safeguard individuals’ personal data, balanced against the need of public authorities, businesses and organizations to collect and use personal data for lawful purposes. The BVI DPA is centred around seven data protection principles (the General Principle, the Notice and Choice Principle, the Disclosure Principle, the Security Principle, the Retention Principle, the Data Protection Principle and the Access Principle) which require that:

•	personal data must not be processed without consent unless specific conditions are met and must not be transferred outside the British Virgin Islands, unless there is proof of adequate data protection safeguards or consent from the data subject;

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•	Where consent has been given to processing of personal data, the data subject may at any time withdraw his or her consent;
•	a data controller must inform a data subject of specific matters, for instance the purposes for which it is being collected and further processed;
•	personal data must not be disclosed for any purpose other than the purpose for which it was to be disclosed at the time of collection or a purpose directly related thereto or to any party other than a third party of a class previously notified to the data subject;
•	a data controller shall, when processing personal data, take practical steps to protect personal data from loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction;
•	personal data must not be kept for longer than is necessary for the purpose;
•	personal data must be accurate, complete, not misleading and kept up to date; and
•	a data subject must be given access to his or her own personal data and be able to correct that data where it is inaccurate, incomplete, misleading or not up to date, except where a request for such access or correction is refused under the BVI DPA.

The BVI DPA imposes specific obligations on data controllers, including the duty to (i) apply the data protection principles; and (ii) respond in a timely fashion to requests from data subjects in relation to their personal data.

The Information Commissioner is the regulator responsible for the proper functioning and enforcement of the BVI DPA. Offences under the BVI DPA include:

•	processing sensitive personal data in contravention of the BVI DPA;
•	willfully obstructing the Information Commissioner or an authorized officer in the conduct of his or her duties and functions;
•	willfully disclosing personal information in contravention of the BVI DPA; and
•	collecting, storing or disposing of personal information in a manner that contravenes the BVI DPA.

Offences committed under the BVI DPA may result in fines (up to US$500,000 in certain cases) or imprisonment. Further, a data subject who suffers damage or distress as a result of their data being processed in contravention of the DPA may institute civil proceedings in the British Virgin Islands courts.

TRANSFER AGENT

The transfer agent for our ordinary shares is TSX Trust Company, 100 Adelaide St W, Suite 301, Toronto, ON M5H 4H1 Canada, Tel: 416-361-0930.

The company’s registered agent in the British Virgin Islands is FH Corporate Services Ltd., Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, BVI.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby, including the validity of the securities, and British Virgin Islands law will be passed upon for us by Forbes Hare, Road Town, Tortola, British Virgin Islands.

EXPERTS

The consolidated financial statements of the Company, appearing in its Form 20-F Annual Report filed with the SEC on August 14, 2024, for the fiscal years ended March 31, 2024 and 2023, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report appearing therein. The audited consolidated financial statements are incorporated hereby by reference in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands. There may be perceived disadvantages for investors that accompany incorporation in the British Virgin Islands, which may include the facts that the British Virgin Islands has a less developed body of securities laws as compared to the United States providing significantly less protection to investors.

Our organizational documents do not contain provisions requiring disputes be submitted to arbitration, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders. Therefore, actions in these controversies will have to be heard in formal court forums, which may be more costly and less flexible, and laws, interpretations and precedent may or may not be consistent or available.

An important part of our operations is conducted and a significant portion of our assets is located outside the United States. Some of our directors and officers are nationals or residents of jurisdictions other than the United States, and some or all of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to bring an original action against us or those persons in a British Virgin Islands or other court in the event that a shareholder believes that his or her rights have been infringed under the United States federal securities laws or otherwise. It may also be difficult for a shareholder to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors, some of whom are not residents of the United States and whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the British Virgin Islands would recognize or enforce judgments of United States courts against us or those persons predicated upon the civil liability provisions of the securities laws of the United States or any state. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. It is uncertain whether British Virgin Islands courts would be competent to hear original actions brought in the British Virgin Islands against us or those persons predicated upon the securities laws of the United States or any state.

Our corporate affairs are governed by our memorandum and articles and by the Companies Law and common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and the relevant company law, court procedures and other relevant regulation. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the British Virgin Islands has no securities laws as compared to the United States, and provides less protection to investors in many instances. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation incorporated and operating in a jurisdiction in the United States.

Forbes Hare, our counsel as to British Virgin Islands law, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands would:

(i)       recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

(ii)       entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

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Forbes Hare, has further advised us that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the United States federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised that any final and conclusive monetary judgment for a definite sum obtained against the company in United States federal or state courts would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

(i)       the United States federal or state court had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

(ii)       the judgment given by the United States federal or state court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations;

(iii)       the judgment was not procured by fraud;

(iv)       recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

(v)       the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the courts of the British Virgin Islands against us or these persons with respect to a violation of United States federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

We have appointed Andrea Park, the company Chief Financial Officer, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States.

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Part II

Information Not Required in the Prospectus

Item 8. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Memorandum and Articles of Association provide for the indemnification of our directors against all losses or liabilities incurred or sustained by a director as a director of our company in defending any proceedings, whether civil or criminal and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

We may purchase and maintain insurance in relation to any person who is or was a director, or who at the request of the company is or was serving as a director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability. The company currently maintains director and officer insurance/

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us under the foregoing provisions, we have been advised that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

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Item 9. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Title

3.1	Memorandum of Association and Articles of Association of Portage Biotech Inc. as filed in the British Virgin Island on June 21, 2022 - Incorporated herein by reference to Exhibit 99.1 to Form 6-K filed on June 23, 2022.

3.2	Amended and Restated Memorandum of Association and Articles of Association of Portage Biotech Inc. as filed in the British Virgin Island on September 22, 2022 - Incorporated herein by reference to Exhibit 4.1 to Form 6-K filed on September 22, 2022.

4.1	Form of Indenture*

4.2	Form of Certificate of Designation of Additional Class of Ordinary Shares*

4.3	Form of Warrant Agreement*

4.4	Form of Warrant Certificate*

4.5	Form of Unit Agreement*

4.6	Form of Unit*

5.1	Opinion of Forbes Hare, Road Town, Tortola British Virgin Islands**

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm **

23.2	Consent of Forbes Hare (included in Exhibit 5.1)**

24.1	Power of Attorney (Set forth on Signature Page of Registration Statement)***

107	Filing Fee Table**

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, as applicable.
**	Filed herewith.
***	Previously filed

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Item 10. Undertakings

Rule 415 Offerings

(a)           The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Determining Liability

That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Trust Indenture Act

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tortola, British Virgin Islands, on May 12, 2025.

PORTAGE BIOTECH INC.

By:	/s/ Alexander Pickett
Alexander Pickett,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/S/ Alexander Pickett	Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2025
Alexander Pickett

/S/ Andrea Park	Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2025
Andrea Park

/S/ *	Chairman of the Board	May 12, 2025
Justin Stebbing

/S/ *	Director	May 12, 2025
Gregory Bailey

/S/ *	Director	May 12, 2025
James Mellon

/S/ *	Director	May 12, 2025
Jean-Christophe Renondin

/S/ *	Director	May 12, 2025
Steven Mintz

/S/ Andrea Park, CFO	Agent for Service of Process	May 12, 2025
Andrea Park, CFO

*By Attorney in Fact
/S/ Alexander Pickett	Attorney in Fact	May 12, 2025
Alexander Pickett

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